Consent of Independent Registered Public Accounting Firm



Cardima, Inc.
Fremont, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report (the report on the financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern) dated February 18, 2005, relating to the 2004 and 2003 financial statements of Cardima, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




/s/ BDO Seidman, LLP
San Francisco, California

May 31, 2006